Exhibit 10.8

[*****] = Certain information contained in this document, marked by brackets, has been omitted because the registrant customarily and actually treats such information as private or confidential and it is not material.

FIRST AMENDMENT TO ACCOUNT SERVICING AGREEMENT

This First Amendment (“First Amendment”) to the Account Servicing Agreement is by and between ML Plus LLC (“Servicer”)and MetaBank, N.A. (“Bank”), and entered into as of 12/8/2021, Capitalized terms that are not defined herein will have the same meaning as specified in the Agreement (as defined below).

BACKGROUND

Whereas, Servicer and Bank entered into a Servicing Agreement on January 14, 2020, as amended by that certain Program Features Addendum dated March 25, 2020 and that certain Check Refund Services Addendum dated May 12, 2020 (collectively, the Agreement”);

Whereas, the Parties desire to amend the Agreement on the terms and conditions set forth below, including, without limitation, to authorize Bank, as custodian, to place a portion of Program funds at third-party insured depository institutions.

NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

1. The Agreement is hereby amended by adding new Section 3.21 which shall read as follows:

“SECTION 3.21 Custodial Sweep.

Notwithstanding any provision hereof to the contrary, Servicer acknowledges and agrees that Bank is authorized to place Program funds at one or more FDIC-insured depository institutions in addition to Bank (collectively, the “Program Banks”) in a custodial capacity for the benefit of Accountholders. In connection herewith, Servicer agrees to reasonably cooperate in good faith with Bank to enable Bank to utilize one or more Program Banks to hold a portion of the Program funds at Bank’s direction as custodian of such funds. Such cooperation will include: (a) amending existing and future Accountholder Agreements to enable Bank to place a portion of the Accountholder’s funds at one or more Program Banks as custodian, and (b) providing other services or support reasonably requested by Bank and mutually agreed upon by the Parties. Bank, in its capacity as custodian, agrees to, and shall be bound by, the terms and conditions contained herein in this First Amendment and the terms and conditions in the Accountholder Agreements as custodian of the funds.”

2. Section 9.1 of the Agreement is hereby deleted in its entirety and replaced with the following:

“SECTION 9.1 Term

The term of this Agreement shall commence on the Effective Date and continue for Six (6) Years (the ”Initial Term”) unless terminated earlier as Provided below. After the Initial Term, this Agreement shall automatically extended for additional periods of two (2) years (each a “Renewal Term”, and collectively with the Initial Term, the “Term”) unless either Party terminates this Agreement for any reason pursuant to Section 9.2 of this Agreement, or by providing written notice of non-renewal to the other at least one hundred eighty (180) days prior to the commencement of the next Renewal Term.”

3. Schedule A of the Agreement shall be deleted in its entirety and replaced with the Schedule A attached hereto.

4. Except as expressly amended by this First Amendment, the Agreement shall remain unchanged, and in full force and effect in accordance with its terms. Except as expressly set forth herein, this First Amendment shall not limit, impair, constitute a waiver of, and shall not alter, modify, amend or in any way affect any of the obligations, covenants or agreements contained in the Agreement, all of which are ratified and confirmed in all respects and shall continue in full force and effect.

5. This First Amendment may be executed in counterparts (including by electronic transmission), all of which together shall constitute an agreement binding on all the Parties, notwithstanding that all such Parties are not signatories to the original or the same counterpart. Each Party shall become bound by this First Amendment immediately upon affixing its signature hereto.

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IN WITNESS WHEREOF, this First Amendment is executed by the Parties’ authorized officers or representatives and shall be effective as of the date first written above.

ML Plus LLC		MetaBank, N.A.

By:	/s/ Rick Correia	By	/s/ Will Sowell
Name:	Rick Correia	Name:	Will Sowell
Title:	CFO	Title:	SVP Issuing and Deposits

SCHEDULE A

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